UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2014

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

The Company entered into a $250 million Third Amended and Restated Credit Agreement (the “New Credit Agreement”) dated as of March 4, 2014, with its senior lenders to refinance the Company’s working capital credit facilities under its Existing Credit Agreement (as defined below).  The New Credit Agreement amends and restates the Second Amended and Restated Credit Agreement, dated as of August 1, 2011, as amended, among the Company, the senior lenders and Bank of America, N.A. (“Bank of America”) as administrative agent (the “Existing Credit Agreement”).  The New Credit Agreement includes (i) a five-year $250 million senior secured revolving credit facility with sublimits of up to $30 million for letters of credit and up to $10 million for swing line loans.  The Existing Credit Agreement included a $50 million term loan facility (the “Term Loan”) that was terminated after the outstanding balance was reassigned to the New Credit Agreement.  Subject to the satisfaction of certain conditions precedent, including the consent of the lenders, the Company may from time to time increase the revolving credit facility by an aggregate amount not to exceed $100 million.  The senior lenders include Bank of America (the lead bank and administrative agent), PNC Bank, National Association, and Wells Fargo Bank, National Association.

Borrowings under the New Credit Agreement facility bear interest at rates ranging from 0.25% to 1.25% above Bank of America’s prime rate for base rate borrowings, or at rates ranging from 1.25% to 2.25% above the London Interbank Offered Rate (“LIBOR”) for LIBOR based borrowings, depending upon the Company’s “Consolidated Leverage Ratio,” which is defined as the consolidated ratio of total funded debt (“Consolidated Funded Indebtedness”) to earnings before interest, taxes, depreciation and amortization (“Consolidated EBITDA”).  The margins applicable to our outstanding borrowings are at 0.25% above the lender’s base rate or 1.25% above LIBOR.

The New Credit Agreement contains affirmative and negative covenants reasonably customary for similar credit facilities. The New Credit Agreement facility is secured by (i) substantially all assets of Cantel and its United States-based subsidiaries, (ii) a pledge by Cantel of all of the outstanding shares of its United States-based subsidiaries and 65% of the outstanding shares of certain of Cantel’s foreign-based subsidiaries, and (iii) a guaranty by Cantel’s domestic subsidiaries.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the New Credit Agreement, a copy of which is attached at Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are filed herewith:

Exhibit

Exhibit No.	Exhibit Description
10.1	Third Amended and Restated Credit Agreement dated as of March 4, 2014 among Cantel Medical Corp., Bank of America N.A., PNC Bank, National Association, and Wells Fargo Bank, National Association.*

99.1	Press Release.

*      Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer,
President and Chief Executive
Officer

Date: March 10, 2014

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Third Amended and Restated Credit Agreement dated as of March 4, 2014 among Cantel Medical Corp., Bank of America N.A., PNC Bank, National Association, and Wells Fargo Bank, National Association.*

99.1	Press Release.

*      Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.